EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Termination Agreement dated as of October 20, 2003 by and between Front Porch Digital, Inc. and Melton Ladd of our report dated May 9, 2003, with respect to the consolidated financial statements of Front Porch Digital Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




                                               /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 1, 2003